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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                              -------------------


                                   FORM 8-K

                                CURRENT REPORT

                              -------------------


                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                              -------------------


      Date of Report (Date of earliest event reported):  August 27, 1997

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                           MERIT MEDICAL SYSTEMS, INC.
                 -----------------------------------------------
             (Exact name of registrant as specified in its charter)



        Utah                        0-18592                      87-0447695
---------------------          ------------------            -------------------
(State or other jurisdiction  (Commission File No.)            (IRS Employer
 of incorporation)                                           Identification No.)



                             1600 West Merit Parkway
                            South Jordan, Utah 84095
                 -----------------------------------------------
          (Address of principal executive offices, including zip code)



                                 (801) 253-1600
                 -----------------------------------------------
              (Registrant's telephone number, including area code)





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



Item 5.  Other Events
         ------------

      The Registrant is voluntarily filing this Report on Form 8-K to report a dividend of one preferred share purchase right to the holders of the Class A Common Stock and the Class B Common Stock as summarized below.

            On August 27, 1997, the Board of Directors of Merit Medical Systems, Inc. (the "Company") declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of Common Stock, without par value (the "Common Shares"), of the Company. The dividend is payable on August 27, 1997 (the "Record Date") to the stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock, without par value (the "Preferred Shares"), of the Company at a price of $40 per one one-hundredth of a Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and Zions First National Bank as Rights Agent (the "Rights Agent"), a copy of which is incorporated by reference as Exhibit
99.1 to this Form 8-K.

            Until the earlier to occur of (i) ten days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") have acquired beneficial ownership of 15% or more of the outstanding Common Shares or (ii) ten business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding Common Shares (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate with a copy of the Summary of Rights in substantially the form of Exhibit C to the Rights Agreement.

            The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

            The Rights are not exercisable until the Distribution Date. The Rights will expire on August 27, 2007 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.

            The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then-current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

            The number of outstanding Rights and the number of one one-hundredth of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

            A complete description of the Preferred Shares is set forth in the Articles of Amendment to the Articles of Incorporation dated August 27, 1997 (the "Articles of Amendment"), a copy of which is incorporated by reference as
Exhibit 99.2 to this Form 8-K. Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment of 100 times the payment made per Common Share. Except as otherwise required by law, holders of Preferred Shares will have no voting rights. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per Common Share. These rights are protected by customary antidilution provisions.

            Because of the nature of the Preferred Shares' dividend and liquidation rights, the value of the one one-hundredth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

            In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Right (other than Rights owned by the Acquiring Person, which will have become void) will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right. In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of Preferred Shares having a value of two times the exercise price of the Right.

            At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one one-hundredth of a Preferred Share, per Right (subject to adjustment).

            With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-hundredths of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

            At any time prior to the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 15% or more of the outstanding Common Shares, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.0001 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time on such basis with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

            The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including an amendment to lower certain thresholds described above to not less than the greater of (i) the sum of .001% and the largest percentage of the outstanding Common Shares then known to the Company to be beneficially owned by any person or group of affiliated or associated persons and (ii) 10%, except that from and after such time as any person or group of affiliated or associated persons becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights.

            Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to receive dividends.

            A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights and the Preferred Shares does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement and the Articles of Amendment, each of which is hereby incorporated herein by reference.

Item 7.     Exhibits.

The following items are filed as exhibits to this report:


Exhibit No.                 Description of Document


    99.1 Rights Agreement dated as of August 27, 1997, between Merit Medical Systems, Inc. and Rights Agent, including Exhibit A (Form of Articles of Amendment to the Articles of Incorporation designating the Series A Junior Participating Preferred Stock), Exhibit B, (Form of Right Certificate) and Exhibit C (Summary of Rights to Purchase Preferred Shares) (incorporated by reference to Exhibit 99.1 of the Company's Registration Statement on Form 8-A filed on October 9, 1997).



    99.2 Articles of Amendment to the Articles of Incorporation of Merit Medical Systems, Inc., dated August 27, 1997 (incorporated by reference to Exhibit 99.1 of the Company Registration Statement on Form 8-A filed on October 9, 1997)

                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         MERIT MEDICAL SYSTEMS, INC.



                                         /s/  KENT W. STANGER
                                         ---------------------------------------
                                         Kent W. Stanger
                                         Chief Financial Officer, Secretary and
                                           Treasurer

Date: October   2  , 1997
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